Exhibit 1

CUSIP No. 68386H 103

JOINT FILING AGREEMENT

This Joint Filing Agreement is by and among Todd G. Schwartz, TGS Revocable Trust, OppFi Shares, LLC, TGS Capital Group, LP, TGS MCS Capital Group LP, Theodore G. Schwartz, LTHS Capital Group LP and LTHS Revocable Trust (collectively, the “Filers”).

Each of the Filers may be required to file with the Securities and Exchange Commission a statement on Schedule 13D with respect to shares of Class A common stock or Class V common stock of OppFi, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon seven days prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

Dated July 23, 2024

/s/ Todd G. Schwartz
Name: Todd G. Schwartz

TGS Revocable Trust

By:	/s/ Todd G. Schwartz
Name:	Todd G. Schwartz
Title:	Sole Trustee

OppFi Shares, LLC By: TGS Revocable Trust Its: Manager

By:	/s/ Todd G. Schwartz
Name:	Todd G. Schwartz
Title:	Sole Trustee

TGS Capital Group, LP By: TGS GP, LLC Its: General Partner

By:	/s/ Todd G. Schwartz
Name:	Todd G. Schwartz
Title:	Manager

TGS MCS Capital Group LP By: TGS GP, LLC Its: General Partner

By:	/s/ Todd G. Schwartz
Name:	Todd G. Schwartz
Title:	Manager

/s/ Theodore G. Schwartz
Name:	Theodore G. Schwartz

LTHS Capital Group LP By: TCS Capital Management Group LLC Its: General Partner

By:	/s/ Theodore G. Schwartz
Name:	Theodore G. Schwartz
Title:	Manager

LTHS Revocable Trust

By:	/s/ Theodore G. Schwartz
Name:	Theodore G. Schwartz
Title:	Sole Trustee